EXHIBIT 21

                     CT COMMUNICATIONS, INC.
                         AND SUBSIDIARIES

                  Subsidiaries of the Registrant

                                             State of
               Name                        Incorporation

     The Concord Telephone Company           North Carolina
     CTC Long Distance Services, Inc.        North Carolina
     CT Cellular, Inc.                       North Carolina
     Carolina Personal Communications, Inc.  North Carolina
     CT Wireless Cable, Inc.                 North Carolina
     CTC Exchange Services, Inc.              North Carolina
     CT Global Telecommunications, Inc.      Delaware